Exhibit 31.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER PURSUANT TO SECTION 302 OF THE
SARBANES-OXLEY ACT OF 2002

I, David Koontz as Chief Financial Officer, certify that:

1. I have reviewed this annual report on Form 10-KSB of O2Diesel Corporation;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

(b)	[omitted pursuant to the guidance of Release No. 33-8238 (June 5, 2003)]

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures presented in this annual report and presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on such evaluation; and

(d)	Disclosed in this report any change in the registrant's internal controls over financial reporting that occurred during O2Diesel Corporation’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect; O2Diesel Corporation’s internal controls over financial reporting, and procedures

5. The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

The registrant’s other certifying officer and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: March 30, 2004

/s/ David Koontz

David Koontz
Chief Financial Officer